Exhibit 99.1

Contact:	David Young	Harriet Fried
	TESSCO Technologies Incorporated	Lippert/Heilshorn & Associates
	Chief Financial Officer	(212) 838-3777
	(410) 229-1380	hfried@lhai.com
young@tessco.com

TESSCO Reports Record Revenue and Earnings for Fiscal 2011; Sets Dividend Date

•	Record revenues of $605 million in FY11
•	Record earnings per share of $1.27 in FY11
•	Record EBITDA* per share of $2.59 in FY11
•	Revenues of $130 million and EPS of $0.21 in Q4 FY11
•	$0.10 per share quarterly dividend date set for May 25, 2011

HUNT VALLEY, MD., APRIL 27, 2011 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider to the wireless communication industry, today announced its fourth-quarter and full-year results for fiscal year 2011, ended March 27, 2011.

Chairman and CEO Robert B. Barnhill, Jr. commented, “I am very proud of our third consecutive record fiscal year. This accomplishment is significant as it demonstrates the strength of our market positioning and our ability to offset the reduced revenues and margins we experienced from our largest customer in the third and fourth quarters..

“In the fourth quarter, purchases from customers other than our largest customer grew by 21 percent compared to last year. This growth reduced the concentration of our largest customer to only 16 percent of total revenues compared to 30 percent in last year’s fourth quarter.  These results were driven by expanding relationships with organizations building and maintaining the systems being created by the convergence of wireless and the internet.

“As we enter the new fiscal year, we are energized by the momentum in our non-concentrated business and expect to achieve revenue and margin growth, and continued reduced concentration. We are living in a time of unprecedented change in our world, and our business. We are committed to thinking in new ways to change the way business is done, responding to the challenges and realizing the rewards from the exciting new opportunities being presented to us.”

Fourth-Quarter and Full-Year Fiscal 2011 Financial Results

For its fiscal 2011 fourth quarter, TESSCO reported revenue of $130.3 million and net income of $1.6 million, or $0.21 per diluted share. These results compare to revenue of $130.6 million and net income of $1.7 million, or $0.22 per diluted share, in the prior-year quarter. EBITDA* totaled $3.8 million, or $0.48 per diluted share, in the fourth quarter as compared to $3.7 million, or $0.47 per diluted share, in the prior-year quarter.  Operating margin was stable at 2.0 percent in the fourth quarter of fiscal 2011 and the prior-year quarter.

For the year ended March 27, 2011, the company reported record revenues of $605.2 million and net income of $10.0 million, or $1.27 per diluted share.  These results compare to revenues of $522.0 million and net income of $9.1 million, or $1.19 per diluted share for fiscal 2010. EBITDA* totaled $20.4 million, or $2.59 per diluted share, compared to $19.2 million, or $2.49 per diluted share, in fiscal 2010.

As of March 27, 2011, the company’s cash balance totaled $8.2 million and there was no balance outstanding on the revolving line of credit.

Business Outlook

TESSCO’s goals in fiscal 2012 are straightforward:

•	Improve gross and operating margins and return on investment

•	Reduce customer concentration by driving strong growth in all served markets

•	Expand our solutions offering with exceptional availability and customer satisfaction

As we continue to transform our business to accomplish the above, and in light of the lower revenues and margins as well as the possible business model changes from our largest customer, as previously discussed, we will provide earnings guidance on a quarter-to-quarter basis rather than annually.

For the first quarter of fiscal 2012, we expect strong year-over-year growth in our non-concentrated business, both top- and bottom-line.  We also expect continued year-over-year margin declines from our business with our largest customer.  Because we expect the strong growth in the non-concentrated business to more than offset the declines related to our largest customer, we are projecting earnings per share in the range of $0.37 to $0.45 for the first quarter of fiscal 2012, compared to earnings per share of $0.26 in the first quarter of fiscal 2011.

Forecasting future results is inherently difficult for any business and actual results may differ materially from those forecasted.  Moreover, the nature of our business is that we typically ship products within several days after booking orders and that our relationships with most customers and suppliers, including our largest  customer, typically contain no ongoing purchase or sale obligations and are terminable by either party upon relatively short notice. The lack of an order backlog makes it even more difficult to forecast future results.

Quarterly Cash Dividend

The company will continue its quarterly dividend program with another $0.10 per common share cash dividend payable on May 25, 2011, to holders of record on May 11, 2011.  Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the company’s Board of Directors.

Stock Buyback Program

During the fourth quarter of fiscal 2011, the company did not repurchase any shares under its stock buyback program.  As of March 27, 2011, up to 88,163 shares remained available under this program for repurchase in the open market, by block purchase, or through negotiated transactions, or possibly other transactions managed by broker-dealers.  Purchases are funded from working capital and/or our revolving line of credit facility. No timetable has been set for the completion of the program.

Fourth-Quarter and Full-Year Fiscal 2011 Conference Call

TESSCO will hold a conference call to discuss its fiscal fourth-quarter and full-year 2011 results on Thursday, April 28, 2011 at 10:00 a.m. ET.  To participate in the live call by telephone, dial 866.202.3109 (domestic) or 617.213.8844 (international) and reference conference ID #33025868. A live webcast of the conference call will also be available at: http://www.tessco.com/go/pressroom.

For those who cannot listen to the live broadcast, the webcast will be archived on TESSCO’s website.  A telephone replay of the call will also be available beginning at approximately 1:00 p.m. ET on April 28, 2011 until 5:00 p.m. ET on May 5, 2011. To listen to the telephone replay, dial 888.286.8010 (domestic) or 617 801.6888 (international) and enter conference ID #48806948.

*Non-GAAP Information

EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO

TESSCO Technologies, (NASDAQ:TESS), is Your Total Source® to build, use and maintain wireless systems.

The convergence of wireless and the internet is revolutionizing the way we live and work. New systems and applications are unlocking human potential at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, operating and maintaining wireless voice, data and video systems.

Forward-Looking Statements

This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

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TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 27, 2011	December 26, 2010	March 28, 2010	March 27, 2011	March 28, 2010

Revenues	$130,300,200	$167,940,000	$130,555,300	$605,219,200	$522,031,500
Cost of goods sold	99,942,400	134,137,000	100,647,600	471,938,600	398,706,300
Gross profit	30,357,800	33,803,000	29,907,700	133,280,600	123,325,200
Selling, general and administrative expenses	27,724,000	29,465,800	27,245,600	117,305,100	108,269,000
Income from operations	2,633,800	4,337,200	2,662,100	15,975,500	15,056,200
Interest , net	94,100	118,900	42,100	420,600	318,300
Income before provision for income taxes	2,539,700	4,218,300	2,620,000	15,554,900	14,737,900
Provision for income taxes	897,900	1,257,100	893,000	5,536,700	5,599,100
Net income	$1,641,800	$2,961,200	$1,727,000	$10,018,200	$9,138,800

Basic earnings per share	$0.22	$0.39	$0.23	$1.33	$1.24
Diluted earnings per share	$0.21	$0.38	$0.22	$1.27	$1.19

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	March 27, 2011	March 28, 2010
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$8,178,200	$7,658,700
Trade accounts receivable, net	65,708,700	60,675,000
Product inventory	44,344,600	44,991,500
Deferred tax assets	5,004,500	4,615,000
Prepaid expenses and other current assets	1,668,900	1,597,000
Total current assets	124,904,900	119,537,200

Property and equipment, net	21,148,100	20,679,900
Goodwill, net	11,684,700	9,017,700
Other long-term assets	2,057,700	2,111,900
Total assets	$159,795,400	$151,346,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$61,547,700	$59,548,900
Payroll, benefits and taxes	7,342,500	8,974,200
Income and sales tax liabilities	2,178,700	2,528,000
Accrued expenses and other current liabilities	1,278,400	1,312,900
Revolving line of credit	--	--
Current portion of long-term debt*	3,134,100	380,000
Total current liabilities	75,481,400	72,744,000

Deferred tax liabilities	3,768,500	3,650,800
Long-term debt, net of current portion	184,100	3,328,000
Other long-term liabilities	1,481,300	1,978,700
Total liabilities	80,915,300	81,701,500

Shareholders’ Equity:
Preferred stock	--	--
Common stock	84,100	81,500
Additional paid-in capital	40,668,100	36,937,700
Treasury stock, at cost	(44,388,400)	(42,819,400)
Retained earnings	82,540,900	75,543,000
Accumulated other comprehensive loss	(24,600)	(97,600)
Total shareholders’ equity	78,880,100	69,645,200

Total liabilities and shareholder’s equity	$159,795,400	$151,346,700

*The Company’s term loan with a bank in the current amount of $3.0 million is due June 30, 2011.  The entire $3.0 million has been included in the current portion of long-term debt.  This term loan is in the process of being refinanced to a long-term arrangement.  While this is expected to be completed prior to the filing of the Company’s Annual Report on Form 10-K, it is not yet complete.  If the refinance is completed before the filing of the 10-K, the long term portion of approximately $2.8 million will be reclassified as long-term debt.

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Fiscal Years Ended
	March 27, 2011	December 26, 2010	March 28, 2010	March 27, 2011	March 28, 2010
Net income	$1,641,800	$2,961,200	$1,727,000	$10,018,200	$9,138,800
Add:
Provision for income taxes	897,900	1,257,100	893,000	5,536,700	5,599,100
Interest, net	94,100	118,900	42,100	420,600	318,300
Depreciation and amortization	1,204,800	1,141,600	1,030,300	4,445,200	4,116,300
EBITDA	$3,838,600	$5,478,800	$3,692,400	$20,420,700	$19,172,500
EBITDA per diluted share	$0.48	$0.69	$0.47	$2.59	$2.49

TESSCO Technologies Incorporated
Supplemental Revenue and Gross Profit Results Summary (Unaudited)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Quarter Ended March 27, 2011:
Commercial/Government Revenue:
Public Carriers and Network Operators	$12,434	$602	$4,405	$17,441
Resellers	22,275	58,278	2,242	82,795
Users and Governments	18,303	3,918	5,080	27,301
Total Commercial/Government Revenue	53,012	62,798	11,727	127,537
Consumer Revenue	--	2,763	--	2,763
Total Revenue	$53,012	$65,561	$11,727	$130,300

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$3,057	$148	$817	$4,022
Resellers	6,349	10,924	619	17,892
Users and Governments	5,462	942	1,041	7,445
Total Commercial/Government Gross Profit	14,868	12,014	2,477	29,359
Consumer Gross Profit	--	999	--	999
Total Gross Profit	$14,868	$13,013	$2,477	$30,358

Change from the Quarter Ended March 28, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	(14.1%)	(1.0%)	60.0%	(2.2%)
Resellers	39.7%	(15.0%)	44.0%	(3.8%)
Users and Governments	33.8%	(4.5%)	(4.7%)	18.1%
Total Commercial/Government Revenue	20.2%	(14.3%)	21.6%	0.4%
Consumer Revenue	--	(21.9%)	--	(21.9%)
Total Revenue	20.2%	(14.7%)	21.6%	(0.2%)

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(5.0%)	(5.5%)	31.8%	0.7%
Resellers	40.0%	(16.5%)	56.5%	(0.7%)
Users and Governments	38.8%	(11.2%)	(38.3%)	11.4%
Total Commercial/Government Gross Profit	27.2%	(16.0%)	(8.4%)	2.3%
Consumer Gross Profit	--	(17.5%)	--	(17.5%)
Total Gross Profit	27.2%	(16.1%)	(8.4%)	1.5%

Change from the Quarter Ended December 26, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	(26.3%)	(7.0%)	(26.9%)	(25.9%)
Resellers	3.5%	(33.7%)	6.1%	(25.8%)
Users and Governments	(4.8%)	(3.3%)	(21.7%)	(8.3%)
Total Commercial/Government Revenue	(8.0%)	(32.2%)	(19.8%)	(22.6%)
Consumer Revenue	--	(10.9%)	--	(10.9%)
Total Revenue	(8.0%)	(31.5%)	(19.8%)	(22.4%)

Commercial/Government Gross Profit:
Public Carriers and Network Operators	(28.1%)	(9.8%)	(21.6%)	(26.3%)
Resellers	1.1%	(16.1%)	12.5%	(9.9%)
Users and Governments	6.8%	(8.6%)	(17.0%)	0.6%
Total Commercial/Government Gross Profit	(5.0%)	(15.5%)	(13.0%)	(10.2%)
Consumer Gross Profit	--	(8.5%)	--	(8.5%)
Total Gross Profit	(5.0%)	(15.0%)	(13.0%)	(10.2%)

(Amounts in Thousands)	Network Infrastructure	Mobile Devices and Accessories	Installation, Test and Maintenance	Total
Fiscal Year Ended March 27, 2011:
Commercial/Government Revenue:
Public Carriers and Network Operators	$65,965	$2,410	$18,240	$86,615
Resellers	89,154	298,317	8,000	395,471
Users and Governments	72,176	16,179	21,356	109,711
Total Commercial/Government Revenue	227,295	316,906	47,596	591,797
Consumer Revenue	--	13,422	--	13,422
Total Revenue	$227,295	$330,328	$47,596	$605,219

Commercial/Government Gross Profit:
Public Carriers and Network Operators	$15,754	$608	$3,503	$19,865
Resellers	24,608	52,299	2,124	79,031
Users and Governments	19,899	4,173	5,607	29,679
Total Commercial/Government Gross Profit	60,261	57,080	11,234	128,575
Consumer Gross Profit	--	4,706	--	4,706
Total Gross Profit	$60,261	$61,786	$11,234	$133,281

Change from Fiscal Years Ended March 28, 2010:
Commercial/Government Revenue:
Public Carriers and Network Operators	25.1%	10.6%	71.2%	32.1%
Resellers	26.2%	16.0%	13.0%	18.1%
Users and Governments	27.4%	12.0%	(40.9%)	2.3%
Total Commercial/Government Revenue	26.3%	15.7%	(11.7%)	16.6%
Consumer Revenue	--	(6.1%)	--	(6.1%)
Total Revenue	26.3%	14.6%	(11.7%)	15.9%

Commercial/Government Gross Profit:
Public Carriers and Network Operators	26.6%	8.1%	37.1%	27.7%
Resellers	25.6%	(3.2%)	25.0%	5.0%
Users and Governments	27.2%	1.3%	(31.3%)	6.3%
Total Commercial/Government Gross Profit	26.4%	(2.7%)	(9.5%)	8.3%
Consumer Gross Profit	--	3.3%	--	3.3%
Total Gross Profit	26.4%	(2.3%)	(9.5%)	8.1%

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